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                                                                      EXHIBIT 23


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-58559 and 333-79981) and Form S-8
(8(Nos. 2-94845; 33-9494; 33-10085; 33-24672; 33-46018; 33-61308; 33-38830;
33-19830; 33-57521; 33-57523; 33-58913; 33-58915; 33-59207; 33-53109;
333-26665; 333-69229; 333-69233; 333-69231 and 333-79981) of Firstar
Corporation of our report dated January 14, 2000 relating to the consolidated financial statements of Firstar Corporation and its subsidiaries, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ Pricewaterhouse Coopers LLP

Milwaukee, Wisconsin
March 17, 2000